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                                                                    EXHIBIT 99.1

                   [DANIELSON HOLDING CORPORATION LETTERHEAD]



                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                                                     Contact:  Martin J. Whitman
                                                         Chairman of the Board &
                                                        Chief Investment Officer

                                                                   Lisa D. Levey
                                                   General Counsel and Secretary

                                                                    212/888-0347


            DANIELSON HOLDING CORPORATION AND MIDLAND FINANCIAL
            ----------------------------------------------------
                                     GROUP
                                     -----
                     TERMINATE PENDING MERGER TRANSACTION
                     ------------------------------------


New York City - July 24, 1996

Danielson Holding Corporation (DHC-AMEX) today announced that Danielson and Midland Financial Group, Inc. (MDLD-Nasdaq/NM) have terminated, by mutual consent, the proposed merger of Midland with Danielson following the deaths of senior executives of both companies. As the companies announced last week, C. Kirk Rhein, Jr., President and Chief Executive Officer of Danielson, William R. Story, President and Chief Executive Officer of National American Insurance Company of California (the principal operating subsidiary of Danielson) and Charles H. Gray, III, President and Chief Operating Officer of Midland, were aboard TWA flight 800 that crashed after take-off from New York's John F. Kennedy International Airport.

Danielson also announced that it intends to set a new date for its Annual Meeting of Stockholders, which is currently scheduled to be held on August 2, 1996. Danielson will announce a new date for the meeting as soon as practicable.

Danielson Holding Corporation is an American Stock Exchange listed company, engaging in financial services businesses through its subsidiaries, including specialty insurance and trust services.


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